Exhibit 10.1

EXECUTION VERSION

AMENDMENT No. 3 to REVOLVING CREDIT AND TERM LOAN

AGREEMENT, AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT

AND ONE TIME WAIVER OF REVOLVING LOAN BORROWING REQUIREMENTS

THIS AMENDMENT No. 3 to REVOLVING CREDIT AND TERM LOAN AGREEMENT, AMENDMENT No. 1 TO FORBEARANCE AGREEMENT AND ONE TIME WAIVER OF REVOLVING LOAN BORROWING REQUIREMENTS (this “Agreement”) is made and entered into as of July 5, 2016 by and among DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (“Dakota Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Sand”), DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Marketing” and, together with Dakota Transloading and Dakota Sand, the “Borrowers”), DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”), DPTS MARKETING LLC, a Minnesota limited liability company (“DPTSM”), DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC, a Minnesota limited liability company (“DPTS”), DPTS SAND, LLC, a Minnesota limited liability company (“DPTS Sand” and, together with Holdings, DPTSM and DPTS, the “Guarantors”), the Lenders (the “Lenders”) from time to time party to the Credit Agreement (defined below) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

A.      The Borrowers, Holdings, the Lenders and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of December 5, 2014 (as amended by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement dated as of August 6, 2015, as amended by that certain Amendment No. 2 and Waiver to Revolving Credit and Term Loan Agreement dated as of December 4, 2015, and as further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”).

B.       The Loan Parties, the Administrative Agent and the Lenders are party to that certain Forbearance Agreement dated as of May 3, 2016 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Forbearance Agreement”), pursuant to which the Administrative Agent and Lenders are presently forbearing from exercising certain rights and remedies available to them under the Credit Agreement, Loan Documents and applicable law, which rights and remedies arose exclusively as a result of the occurrence, existence or continuation of the Anticipated Events of Default (as defined in the Forbearance Agreement).

C.       The Loan Parties have requested that the Administrative Agent and the Lenders (i) amend the Credit Agreement as set forth herein, (ii) make a one-time waiver of the Borrowing requirements with respect to Revolving Loans as set forth herein and (iii) amend the Forbearance Agreement as set forth herein.

D.       Notwithstanding the occurrence and continuance of one or more Anticipated Events of Default, the Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Estoppel, Acknowledgement and Reaffirmation. Each of the Loan Parties acknowledges and agrees that, as of June 21, 2016: the aggregate outstanding principal amount of the Tranche A Term Loan was not less than $12,925,000; the aggregate outstanding principal amount of the Tranche B Term Loan was not less than $22,500,000; the aggregate outstanding principal amount of all Revolving Loan was not less than $20,000,000; and the LC Exposure was $0; each of which constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

2.       Consent, Reaffirmation and Ratification. By its signature below, each of the undersigned Loan Parties hereby: (a) acknowledges and consents to this Agreement and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Agreement and the transactions contemplated hereby; (c) reaffirms that each of the Liens created and granted in, or pursuant to, the Loan Documents in favor of the Administrative Agent, for the benefit of the holders of the Obligations, is valid and subsisting and acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such Liens, except as explicitly set forth herein; and (d) confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references in such Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean the Credit Agreement and the Loan Documents, as the case may be, as in effect and modified by this Agreement.

3.      Amendments to Credit Agreement.

(a)      The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Amendment No. 3 Closing Date” shall mean July 5, 2016.

(b)      The final sentence of the definition of “Aggregate Revolving Commitment Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

As of the Amendment No. 3 Closing Date, the Aggregate Revolving Commitment Amount is $20,500,000.00.

(c)      Schedule I to the Credit Agreement is amended and restated in its entirety as follows:

Lender	Revolving Commitment	Tranche A Term Loan Commitment	Tranche B Term Loan Commitment
SunTrust Bank	$20,500,000.00	$15,000,000.00	$22,500,000.00
TOTAL	$20,500,000.00	$15,000,000.00	$22,500,000.00

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4.      Amendments to Forbearance Agreement.

(a)       Recital B of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

B.      The Loan Parties have informed the Administrative Agent and the Lenders that certain Defaults and Events of Default are anticipated to occur under (i) Section 8.1(a) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with their principal repayment obligations under (x) Section 2.9(b) of the Credit Agreement for the month ending June 30, 2016 and (y) Section 2.9(c) of the Credit Agreement for the month ending July 31, 2016; (ii) Section 8.1(b) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with their interest payment obligations under Section 2.13 of the Credit Agreement for the months ending May 31, 2016, June 30, 2016 and July 31, 2016; (iii) Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ anticipated failure to comply with the financial covenant set forth in Section 6.1 of the Credit Agreement for the Fiscal Quarter ending June 30, 2016; (iv) Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ anticipated failure to comply with the financial covenant set forth in Section 6.2 of the Credit Agreement for the Fiscal Quarters ending March 31, 2016 and June 30, 2016; and (v) Section 8.1(d) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with the financial covenant set forth in Section 6.3 of the Credit Agreement for the months ending May 31, 2016, June 30, 2016 and July 31, 2016 (collectively, the “Anticipated Events of Default”).

(b)      The penultimate sentence of Section 3 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

As used herein, a “Forbearance Termination Event” shall mean the earliest of the following to occur: (a) any Default or Event of Default under the Credit Agreement or the other Loan Documents other than the Anticipated Events of Default; (b) a breach by any Loan Party of any obligation or covenant under this Agreement; and (c) August 31, 2016 (such date, the “Forbearance Termination Date”).

(c)      Section 6 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

6.      Restructuring Plan. On or before August 1, 2016, the Loan Parties shall provide the Administrative Agent with a written update to the plan of action provided to the Administrative Agent on or about June 15, 2016, which update shall include, without limitation: (a) specific, actionable information detailing how the Loan Parties intend to resolve their liquidity needs, modify their capital structures and refinance or restructure the Obligations (such information, collectively, a “Restructuring Plan”); (b) a detailed timeline with fixed milestones for completing the Restructuring Plan; and (c) a detailed list of gating items and conditions precedent necessary to consummate the Restructuring Plan. The Restructuring Plan shall be in form and detail reasonably satisfactory to the Administrative Agent.

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5.      One-Time Waiver of Revolving Loan Borrowing Requirements. Subject to the terms and conditions set forth herein, the Lenders hereby agree to make a one-time waiver of the following Borrowing requirements to allow a funding in the amount of $500,000 on the Effective Date (defined below): (a) the requirements under Section 2.3 of the Credit Agreement that (i) a Notice of Revolving Borrowing be delivered to the Administrative Agent prior to 11:00 a.m. one (1) Business Day prior to the requested date of a Base Rate Borrowing substantially in the form of Exhibit 2.3 to the Credit Agreement, and (ii) the aggregate principal amount of each Base Rate Borrowing total no less than $1,000,000; (b) the requirement under Section 3.2(a) of the Credit Agreement that, at the time of and immediately after giving effect to a Borrowing, no Default or Event of Default shall exist; (c) the requirement under Section 3.2(b) of the Credit Agreement that, at the time of and immediate after giving effect to a Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, except to the extent that any such representation or warranty relates solely to a specified prior date, in which case such representation or warranty shall have been true and correct on and as of such specified prior date; (d) the requirement under Section 3.2(c) of the Credit Agreement that no change which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred since December 31, 2013; provided, (v) the waiver contained in the foregoing clause (b) is applicable only to those Defaults and Events of Default that are also Anticipated Events of Default, (w) the waiver contained in the foregoing clause (c) is applicable only to the representation set forth in Section 4.15 (Solvency) of the Credit Agreement; (x) the waiver contained in the foregoing clause (d) is applicable only to those Material Adverse Effects that have been disclosed to the Administrative Agent in writing prior to the Effective Date (defined below), (y) any advance or extension of credit made pursuant to the waiver in this Section 5 must be made pursuant to a Notice of Revolving Borrowing delivered to the Administrative Agent on the Effective Date and (z) the one-time waiver contained in this Section 5 shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation, covenant, duty or agreement under the Loan Documents and all other instruments, documents and agreements issued, executed or delivered in connection with the Loan Documents, in each case as amended. This one-time waiver shall not be construed as a waiver of, or in any way obligate the Administrative Agent or the Lenders to waive, any other requirement for the extension of credit under the Credit Agreement or the other Loan Documents or to otherwise honor any other Notice of Revolving Borrowing while a Default or Event of Default remains outstanding.

6.      Notice of Revolving Borrowing. Notwithstanding anything to the contrary in the Credit Agreement and the other Loan Documents, this Section 6 shall constitute a Notice of Revolving Borrowing for purposes of Section 3.2(d) of the Credit Agreement solely for the purpose of the Borrowers requesting a Revolving Borrowing, and the Lenders providing a corresponding funding, in the amount of $500,000 on the Effective Date (the “Effective Date Borrowing Request”), and, in connection with therewith, the Borrowers hereby specify the following information:

(a)      Aggregate principal amount of such Revolving Borrowing: $500,000

(b)      Date of such Revolving Borrowing: July 5, 2016

(c)      Interest rate basis: Base Rate Borrowing

(d)      Interest Period: not applicable

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(e)      Location and number of the account of the Borrowers to which proceeds of such Revolving Borrowing are to be disbursed:

  Bank Name:

  City/State:

  ZIP Code:

  Account Name:

  Account Number:

  ACH/Routing #:       (if disbursement is made by ACH)

  Wire/ABA #:             (if disbursement is made by wire transfer)

By its signature below, each of the undersigned Borrowers represent and warrant to the Administrative Agent and the Lenders that the conditions specified in subsections (a), (b) and (c) of Section 3.2 of the Credit Agreement are either satisfied or waived in connection with the Effective Date Borrowing Request after giving effect to this Agreement.

7.      Costs and Expenses. The Borrowers shall pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent and the Lenders (including, without limitation, the reasonable and documented fees and out-of-pocket costs and expenses of counsel) incurred in connection with the Credit Agreement, this Agreement and the other Loan Documents through the Effective Date (defined below).

8.      Conditions Precedent. This Agreement shall be effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Administrative Agent:

(a)      The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)      The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party.

(c)      Counsel to the Administrative Agent shall have received reimbursement from the Loan Parties for all reasonable fees, costs and expenses charged the Administrative Agent and the Lenders in connection with the Credit Agreement, this Agreement and the other Loan Documents through the Effective Date.

9.      Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach in any material respect of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Credit Agreement, and this Agreement shall constitute a Loan Document.

10.      Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a)      Except as acknowledged herein, no Default or Event of Default exists under the Loan Documents on and as of the date hereof.

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(b)      It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.

(c)      This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)      No consent, approval, authorization or order of, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(e)      The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(f)      After giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Loan Documents, as supplemented by the disclosures on Schedule 11(f), are true, accurate and complete in all materials respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

11.      Release; No Action, Claims, Etc. In consideration of the Administrative Agent’s, the Lenders’ and the Issuing Bank’s willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders, the Issuing Bank and each of the Administrative Agent’s, Lenders’ and Issuing Bank’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Person, or failure of such Person to act under the Loan Documents on or prior to the date hereof.

12.      Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

13.      No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

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14.      Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 10.5 and 10.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

15.      Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

16.      Miscellaneous

(a)      This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. It is the intent of the undersigned Lenders that any third party acquiring any such Lender’s rights and obligations under the Credit Agreement shall, with respect to such Lender’s portion of the Loan, be subject to, and bound by, the terms and conditions of this Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)      Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)      Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)      Except as otherwise expressly provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)      This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original.

(f)      This Agreement does not represent a commitment by the Lenders and/or the Administrative Agent to make any new loans, restructure the Obligations or grant or extend any financial accommodations to the Loan Parties, except for the agreements expressly set forth herein.

17.      No Waiver. Nothing herein shall constitute a waiver of the Anticipated Events of Default, as such term is defined in the Forbearance Agreement.

 [Signature pages follow.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	DAKOTA PLAINS TRANSLOADING, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President

DAKOTA PLAINS SAND, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President

DAKOTA PLAINS Marketing, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President

HOLDINGS:	Dakota Plains Holdings, Inc.

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President and Chief Operating Officer

SUBSIDIARY LOAN PARTIES:	DPTS MARKETING LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

DPTS SAND, LLC,

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

SIGNATURE PAGE

DAKOTA PLAINS – AMENDMENT No. 3 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

ADMINISTRATIVE AGENT:	suntrust bank,
as Administrative Agent

	By:	/s/ Janet R. Naifeh
Name: Janet R. Naifeh
Title: Senior Vice President

LENDERS:	suntrust bank,
as a Lender and Issuing Bank

	By:	/s/ Janet R. Naifeh
Name: Janet R. Naifeh
Title: Senior Vice President

SIGNATURE PAGE

DAKOTA PLAINS – AMENDMENT No. 3 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT